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                                                                   EXHIBIT 4(u)


                                 CERTIFICATE OF TRUST
                                          OF
                      LEHMAN BROTHERS HOLDINGS CAPITAL TRUST I

          This Certificate of Trust is being duly executed as of January 16, 1998 for the purposes of forming a business trust pursuant to the Delaware Business Trust Act (12 DEL. C. Section 3801 ET. SEQ.) (the "Act").

          1.   NAME.      The name of the business trust formed hereby is
"Lehman Brothers Holdings Capital Trust I" (the "Trust").

          2.   DELAWARE TRUSTEE.     The name and business address of the
Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

          Chase Manhattan Bank Delaware
          1201 Market Street
          Wilmington, Delaware 19801
          Attention: Corporate Trust Administration.

          3. EFFECTIVE DATE. This Certificate of Trust, which may be executed in counterparts, shall be effective immediately upon filing with the Secretary of State of the State of Delaware.


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                                                                               2

          IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the date first written above.


                                        THE CHASE MANHATTAN BANK,
                                          as Property Trustee


                                        BY: /s/ Francine Springer
                                           -------------------------------
                                        Name:  Francine Springer
                                        Title: Assistant Vice President


                                        CHASE MANHATTAN BANK DELAWARE,
                                          as Delaware Trustee


                                        BY: /s/ Denis Kelly
                                           -------------------------------
                                        Name:  Denis Kelly
                                        Title: Authorized Officer


                                        /s/ Karen M. Muller
                                        -----------------------------------
                                        Karen M. Muller, as Regular Trustee


                                        /s/ Jennifer Marre
                                        -----------------------------------
                                        Jennifer Marre, as Regular Trustee



                                        /s/ Oliver Budde
                                        -----------------------------------
                                        Oliver Budde, as Regular Trustee